FACE OF SECURITY
                             Fixed Rate Senior Note


REGISTERED                                                      REGISTERED
No. FXR - 6                                                     $20,000,000
                                                                CUSIP: 00079FAF9


     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                                                    ABN AMRO BANK N.V.
                                         SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                                       (Fixed Rate)

                               11.50% Reverse Exchangeable Securities due September 26, 2002
                                      linked to common stock of Wal-Mart Stores, Inc.

=========================================================================================================================
ORIGINAL ISSUE DATE:             INITIAL REDEMPTION DATE:     INTEREST RATE: 11.50% per   MATURITY DATE:
  September 26, 2001               N/A                          annum                       September 26, 2002
-------------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE:           INITIAL REDEMPTION           INTEREST PAYMENT DATES:     OPTIONAL REPAYMENT DATE: N/A
  September 26, 2001               PERCENTAGE: N/A              March 26, 2002 and
                                                                September 26, 2002
-------------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:              ANNUAL REDEMPTION PERCENTAGE INTEREST PAYMENT            APPLICABILITY OF MODIFIED
  U.S. Dollars                     REDUCTION: N/A               PERIOD: Quarterly           PAYMENT UPON ACCELERATION:
                                                                                            N/A (But see "Alternate
                                                                                            Exchange Calculation in
                                                                                            case of an Event of
                                                                                            Default")
-------------------------------------------------------------------------------------------------------------------------
IF SPECIFIED CURRENCY            REDEMPTION NOTICE PERIOD:    APPLICABILITY OF ANNUAL     If yes, state Issue
  OTHER THAN U.S. DOLLARS,         N/A                          INTEREST PAYMENTS: N/A      Price: N/A
  OPTION TO ELECT PAYMENT
  IN U.S. DOLLARS: N/A
-------------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE AGENT: N/A                                                                  ORIGINAL YIELD TO
                                                                                            MATURITY: N/A
-------------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS: (see below)
=========================================================================================================================

Initial Price....................  $44.66 per share of Wal-Mart Stock divided by the Exchange
                                   Factor.

Minimum Denominations............  $1,000 and integral multiples thereof.

Payment at Maturity:.............  At maturity, the Issuer shall pay or deliver for each $1,000 principal amount of Notes, either (i) a cash payment equal to $1,000, if the Determination Price on the Determination
                                   Date of Wal-Mart Stock is at or above the Initial Price, or
                                   (ii) a number of shares of Wal-Mart Stock equal to the
                                   Stock Redemption Amount, if the Determination Price on the
                                   Determination Date of Wal-Mart Stock is lower than the
                                   Initial Price. The Issuer shall pay cash in lieu of
                                   delivering fractional shares of Wal-Mart Stock in an amount equal to the corresponding fractional Closing Price of
                                   Wal-Mart Stock as determined by the Calculation Agent on
                                   the Determination Date.

                                   If the Issuer is required to deliver shares of Wal-Mart
                                   Stock pursuant to the terms of the Notes, it shall, or
                                   cause the Calculation Agent to, provide written notice to
                                   the Trustee at its New York office, on which notice the
                                   Trustee may conclusively rely, of the Stock Redemption
                                   Amount, on or prior to the Issuer Notice Date. The Issuer
                                   shall, or shall cause the Calculation Agent to, deliver
                                   such shares of Wal-Mart Stock (and/or Exchange Property, if applicable) to the Trustee for delivery to the Holders.

Stock Redemption Amount:.........  The Calculation Agent shall determine the Stock Redemption
                                   Amount for each $1,000 principal amount of Notes on the
                                   Determination Date by dividing $1,000 by the
                                   Initial Price.

                                   The number of shares of Wal-Mart Stock to be delivered at
                                   maturity shall be subject to any applicable adjustments (i)
                                   to the Exchange Factor and (ii) in the Exchange Property,
                                   as defined in paragraph 5 under "Adjustment Events" below, to be delivered instead of, or in addition to, such
                                   Wal-Mart Stock in each case as a result of any corporate
                                   event described

                                       3


                                   under "Adjustment Events" below. The third

Determination Date:..............  Business Day prior to the Maturity Date, or if such day is not a Trading Day, the immediately succeeding Trading Day;
                                   provided that the Determination Date shall be no later than the second scheduled Trading Day preceding the Maturity
                                   Date, notwithstanding the occurrence of a Market Disruption
                                   Event on such second scheduled Trading Day.

Determination Price:.............  The Closing Price per share of Wal-Mart Stock on the
                                   Determination Date, as determined by the Calculation Agent.

Wal-Mart Stock...................  The common stock of Wal-Mart Stores, Inc., par value $0.10 per share.

Closing Price....................  If Wal-Mart Stock (or any other security for which a Closing
                                   Price must be determined) is listed on a U.S. securities
                                   exchange registered under the Exchange Act is a security of
                                   The Nasdaq National Market or is included in the OTC
                                   Bulletin Board Service (the "OTC Bulletin Board"), operated by the National Association of Securities Dealers, Inc.,
                                   the Closing Price for one share of Wal-Mart Stock (or one
                                   unit of any such other security) on any Trading Day means
                                   (i) the last reported sale price, regular way, on such day on the principal securities exchange on which Wal-Mart
                                   Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale
                                   price is not obtainable (even if Wal-Mart Stock (or other
                                   such security) is listed or admitted to trading on such
                                   securities exchange), the last reported sale price on the
                                   over-the-counter market as reported on The Nasdaq National
                                   Market or OTC Bulletin Board on such day. If the last
                                   reported sale price is not available pursuant to clause (i)
                                   or (ii) of the preceding sentence, the Closing Price for
                                   any Trading Day shall be the mean, as determined by the
                                   Calculation Agent, of the bid

                                       4


                                   prices for Wal-Mart Stock (or any such other security)
                                   obtained from as many dealers in such security (which may
                                   include AAI or any of the Issuer's other subsidiaries or
                                   affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent. A "security of
                                   The Nasdaq National Market" shall include a security
                                   included in any successor to such system and the term "OTC
                                   Bulletin Board Service" shall include any successor service thereto.

Issuer Notice Date...............  The Business Day immediately succeeding the Determination
                                   Date; provided that the Issuer Notice Date shall be no
                                   later than the second scheduled Trading Day preceding the
                                   Maturity Date, notwithstanding the occurrence of a Market
                                   Disruption Event on such scheduled Trading Day.

Trading Day:.....................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock
                                   Exchange, the American Stock Exchange Inc., the Nasdaq
                                   National Market, the Chicago Mercantile Exchange, and the
                                   Chicago Board of Options Exchange and in the
                                   over-the-counter market for equity securities in the United
                                   States and on which a Market Disruption Event has not
                                   occurred.

Market Disruption Event:.........  Means, with respect to Wal-Mart Stock:

                                       (i) a suspension, absence or materiallimitation of
                                     trading of Wal-Mart Stock on the primary market for
                                     Wal-Mart Stock for more than two hours of trading or
                                     during the one-half hour period preceding the close of
                                     trading in such market; or a breakdown or failure in the
                                     price and trade reporting systems of the primary market
                                     for Wal-Mart Stock as a result of which the reported
                                     trading prices for Wal-Mart Stock during the last
                                     one-half hour preceding the closing of trading in such
                                     market are materially inaccurate; or the suspension,
                                     absence or material limitation


                                               5


                                     on the primary market for trading in options contracts
                                     related to Wal-Mart Stock, if available, during the
                                     one-half hour period preceding the close of trading in
                                     the applicable market, in each case as determined by the
                                     Calculation Agent in its sole discretion; and

                                        (ii) a determination by the Calculation Agent in its sole
                                     discretion that the event described in clause (i) above
                                     materially interfered with the Issuer's ability or the
                                     ability of any of the Issuer's affiliates to unwind or
                                     adjust all or a material portion of the hedge with
                                     respect to the Notes.

                                   For purposes of determining whether a Market Disruption
                                   Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption
                                   Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option
                                   contract will not constitute a Market Disruption Event, (3)
                                   limitations pursuant to New York Stock Exchange Inc. Rule
                                   80A (or any applicable rule or regulation enacted or
                                   promulgated by the New York Stock Exchange Inc., any other self-regulatory organization or the Commission of similar
                                   scope as determined by the Calculation Agent) on trading
                                   during significant market fluctuations shall constitute a
                                   suspension, absence or material limitation of trading, (4)
                                   a suspension of trading in an options contract on Wal-Mart
                                   Stock by the primary securities market trading in such
                                   options, if available, by reason of (x) a price change
                                   exceeding limits set by such securities exchange or market,
                                   (y) an imbalance of orders relating to such contracts or
                                   (z) a disparity in bid and ask quotes relating to such
                                   contracts will constitute a suspension, absence or material limitation of trading in options contracts related to
                                   Wal-Mart Stock and


                                               6

                                   (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Wal-Mart Stock are traded will not include any
                                   time when such securities market is itself closed for
                                   trading under ordinary circumstances.

                                   The Calculation Agent shall as soon as reasonably
                                   practicable under the circumstances notify the Issuer, the
                                   Trustee, the Depository Trust Company and the Agents of the
                                   existence or occurrence of a Market Disruption Event on any day that but for the occurrence or existence of a Market
                                   Disruption Event would have been the Determination Date.

Exchange Factor...............     The Exchange Factor shall initially be 1.0, but shall be
                                   subject to adjustment by the Calculation Agent upon the
                                   occurrence of certain corporate events affecting Wal-Mart
                                   Stock though and including the Determination Date. See
                                   "Adjustment Events" below.

Adjustment Events:............     The Exchange Factor or the amounts paid at maturity (in the case of paragraph 5 below) shall be adjusted as follows:

                                   1. If Wal-Mart Stock is subject to a stock split or reverse stock split, then once such split has become effective, the
                                   Exchange Factor shall be adjusted to equal the product of
                                   the prior Exchange Factor and the number of shares issued
                                   in such stock split or reverse stock split with respect to one share of Wal-Mart Stock.

                                   2. If Wal-Mart Stock is subject (i) to a stock dividend
                                   (issuance of additional shares of Wal-Mart Stock) that is
                                   given ratably to all holders of shares of Wal-Mart Stock or
                                   (ii) to a distribution of Wal-Mart Stock as a result of the triggering of any provision of the corporate charter of
                                   Wal-Mart, then once the dividend has become effective and
                                   Wal-Mart Stock is trading ex-dividend, the Exchange Factor shall be adjusted so that the new Exchange Factor shall
                                   equal the prior Exchange Factor plus the


                                               7

                                   product of (i) the number of shares issued with respect to one share of Wal-Mart Stock and (ii) the prior Exchange
                                   Factor.

                                   3. There shall be no adjustments to the Exchange Factor to reflect cash dividends or other distributions paid with
                                   respect to Wal-Mart Stock other than Extraordinary
                                   Dividends as described below. A cash dividend or other
                                   distribution with respect to Wal-Mart Stock shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding
                                   non-Extraordinary Dividend for Wal-Mart Stock by an amount equal to at least 10% of the closing price of Wal-Mart
                                   Stock (as adjusted for any subsequent corporate event
                                   requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the
                                   ex-dividend date for the payment of such Extraordinary
                                   Dividend (the "ex-dividend date"). If an Extraordinary
                                   Dividend occurs with respect to Wal-Mart Stock, the
                                   Exchange Factor with respect to Wal-Mart Stock will be
                                   adjusted on the ex-dividend date with respect to such
                                   Extraordinary Dividend so that the new Exchange Factor will equal the product of (i) the then current Exchange Factor
                                   and (ii) a fraction, the numerator of which is the Closing
                                   Price on the Trading Day preceding the ex-dividend date,
                                   and the denominator of which is the amount by which the
                                   Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The
                                   "Extraordinary Dividend Amount" with respect to an
                                   Extraordinary Dividend for Wal-Mart Stock shall equal (i)
                                   in the case of cash dividends or other distributions that
                                   constitute regular dividends, the amount per share of such
                                   Extraordinary Dividend minus the amount per share of the
                                   immediately preceding non-Extraordinary Dividend for
                                   Wal-Mart Stock or (ii) in the case of cash dividends or
                                   other distributions that do not constitute regular


                                               8

                                   dividends, the amount per share of such Extraordinary
                                   Dividend. To the extent an Extraordinary Dividend is not
                                   paid in cash, the value of the non-cash component will be
                                   determined by the Calculation Agent, whose determination
                                   shall be conclusive. A distribution on the Wal-Mart Stock
                                   described in clause (i), clause (iv) or clause (v) of
                                   paragraph 5 below that also constitutes an Extraordinary
                                   Dividend shall not cause an adjustment to the Exchange
                                   Factor pursuant to this paragraph 3.

                                   4. If Wal-Mart issues rights or warrants to all holders of
                                   Wal-Mart Stock to subscribe for or purchase Wal-Mart Stock at an exercise price per share less than the Closing Price of the Wal-Mart Stock on both (i) the date the exercise
                                   price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the
                                   expiration date of such rights or warrants precedes the
                                   maturity of this Note, then the Exchange Factor shall be
                                   adjusted to equal the product of the prior Exchange Factor and a fraction, the numerator of which shall be the number of shares of Wal-Mart Stock outstanding immediately prior
                                   to the issuance of such rights or warrants plus the number of additional shares of Wal-Mart Stock offered for
                                   subscription or purchase pursuant to such rights or
                                   warrants and the denominator of which shall be the number
                                   of shares of Wal-Mart Stock outstanding immediately prior
                                   to the issuance of such rights or warrants plus the number of additional shares of Wal-Mart Stock which the aggregate offering price of the total number of shares of Wal-Mart
                                   Stock so offered for subscription or purchase pursuant to
                                   such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which
                                   shall be determined by multiplying such total number of
                                   shares offered by the exercise price of such rights or
                                   warrants and dividing the product so obtained by such
                                   Closing Price.


                                               9


                                   5. If (i) there occurs any reclassification or change of
                                   Wal-Mart Stock, including, without limitation, as a result of the issuance of any tracking stock by Wal-Mart, (ii)
                                   Wal-Mart or any surviving entity or subsequent surviving
                                   entity of Wal-Mart (a "Wal-Mart Successor") has been
                                   subject to a merger, combination or consolidation and is
                                   not the surviving entity, (iii) any statutory exchange of
                                   securities of Wal-Mart or any Wal-Mart Successor with
                                   another corporation occurs (other than pursuant to clause
                                   (ii) above), (iv) Wal-Mart is liquidated, (v) Wal-Mart
                                   issues to all of its shareholders equity securities of an
                                   issuer other than Wal-Mart (other than in a transaction
                                   described in clauses (ii), (iii) or (iv) above) (a
                                   "Spin-off Event") or (vi) a tender or exchange offer or
                                   going-private transaction is consummated for all the
                                   outstanding shares of Wal-Mart Stock (any such event in
                                   clauses (i) through (vi) a "Reorganization Event"), each
                                   Holder of this Note shall receive at maturity, in respect
                                   of each $1,000 principal amount of each Note, securities,
                                   cash or any other assets distributed to holders of Wal-Mart
                                   Stock in any such Reorganization Event, including, in the
                                   case of the issuance of tracking stock, the reclassified
                                   share of Wal-Mart Stock and, in the case of a Spin-off
                                   Event, the share of Wal-Mart Stock with respect to which
                                   the spun-off security was issued (collectively, the
                                   "Exchange Property") or at our option cash, in an amount
                                   with a value equal to the lesser of: (i) $1,000 and (ii)
                                   the product of the Stock Redemption Amount times the
                                   Transaction Value. If Exchange Property consists of more
                                   than one type of property, the Holder of this Note shall
                                   receive at maturity a pro rata share of each such type of
                                   Exchange Property. If Exchange Property includes a cash
                                   component, Holders shall not receive any interest accrued
                                   on such cash component. "Transaction Value" at any date
                                   means (i) for any cash received in any such


                                              10

                                   Reorganization Event, the amount of cash received per share of Wal-Mart Stock, (ii) for any property other than cash or securities received in any such Reorganization Event, the
                                   market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each share of Wal-Mart Stock and (iii) for any security
                                   received in any such Reorganization Event, an amount equal to the Closing Price, as of the date on which the
                                   Transaction Value is determined, per share of such security multiplied by the quantity of such security received for
                                   each share of Wal-Mart Stock. In the event Exchange
                                   Property consists of securities, those securities shall, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

                                   For purposes of paragraph 5 above, in the case of a
                                   consummated tender or exchange offer or going-private
                                   transaction involving Exchange Property of a particular
                                   type, Exchange Property shall be deemed to include the
                                   amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange
                                   Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or
                                   going-private transaction). In the event of a tender or
                                   exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to
                                   receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other
                                   property received by offerees who elect to receive cash.

                                   No adjustments to the Exchange Factor shall be required
                                   unless such adjustment would require a change of at least
                                   0.1% in the Exchange Factor then in effect. The Exchange
                                   Factor resulting from any of the adjustments specified
                                   above shall be rounded to the nearest one hundred-


                                      11


                                   thousandth with five one-millionths being rounded upward.

                                   No adjustments to the Exchange Factor or method of
                                   calculating the Exchange Factor shall be required other
                                   than those specified above. However, the Issuer may, at its sole discretion, cause the Calculation Agent to make
                                   additional changes to the Exchange Factor upon the
                                   occurrence of corporate or other similar events that affect or could potentially affect market prices of, or
                                   shareholders' rights in, the Wal-Mart Stock (or other
                                   Exchange Property) but only to reflect such changes, and
                                   not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that
                                   could affect the market price or the Closing Price of the
                                   Wal-Mart Stock, including, without limitation, a partial
                                   tender or partial exchange offer for the Wal-Mart Stock.

                                   The Calculation Agent shall be solely responsible for the
                                   determination and calculation of any adjustments to the
                                   Exchange Factor or method of calculating the Exchange
                                   Factor and of any related determinations and calculations
                                   with respect to any distributions of stock, other
                                   securities or other property or assets (including cash) in connection with any corporate event described in paragraph
                                   5 above, and its determinations and calculations with
                                   respect thereto shall be conclusive.

Alternate Exchange Calculation
Default.......................     The Calculation Agent will provide information as to any
                                   adjustments to the Exchange Factor or method of calculating the Exchange Factor upon written request by any Holder of
                                   this Note. In case an Event of Default with respect to this
                                   Note shall have occurred and be continuing, the amount
                                   declared due and payable upon any acceleration of this Note shall be determined by the Calculation Agent, and shall be equal to the principal amount of this Note plus any accrued interest to but not including the date of acceleration.

Calculation Agent.............     ABN AMRO Incorporated ("AAI"). All determinations made by
                                   the Calculation Agent will be at the sole discretion of the
                                   Calculation Agent and will, in the absence of manifest
                                   error, be conclusive for all purposes and binding on the
                                   Holders and on the Issuer.

Additional Amounts............     The Issuer shall, subject to certain exceptions and
                                   limitations set forth below, pay such additional amounts
                                   (the "Additional Amounts") to each holder of this Note as
                                   may be necessary in order that the net payment of the
                                   principal of this Note and any other amounts payable on
                                   this Note, after withholding for or on account of any
                                   present or future tax, assessment or governmental charge
                                   imposed upon or as a result of such payment by The
                                   Netherlands (or any political subdivision or taxing
                                   authority thereof or therein) or the jurisdiction of
                                   residence or incorporation of any successor corporation or any jurisdiction from or through which any amount is paid
                                   by us or a successor corporation, will not be less than the amount provided for in this Note to be then due and
                                   payable. The Issuer shall not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:


                                              13

                                   (a)  any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the
                                        existence of any present or former connection between
                                        such holder (or between a fiduciary, settlor,
                                        beneficiary, member or shareholder of such holder, if
                                        such holder is an estate, a trust, a partnership or a
                                        corporation) and The Netherlands and its possessions,
                                        including, without limitation, such holder (or such
                                        fiduciary, settlor, beneficiary, member or
                                        shareholder) being or having been a citizen or
                                        resident thereof or being or having been engaged in a
                                        trade or business or present therein or having, or
                                        having had, a permanent establishment therein or (ii)
                                        the presentation, where presentation is required, by
                                        the holder of this Note for payment on a date more
                                        than 30 days after the date on which such payment
                                        became due and payable or the date on which payment
                                        thereof is duly provided for, whichever occurs later;

                                   (b)  any estate, inheritance, gift, sales, transfer or
                                        personal property tax or any similar tax, assessment
                                        or governmental charge;

                                   (c)  any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments
                                        on or in respect of this Note;

                                   (d)  any tax, assessment or other governmental charge
                                        required to be withheld by any paying agent from any
                                        payment of principal of, or supplemental redemption
                                        amount on, this Note, if such payment can be made
                                        without such withholding by presentation of this Note
                                        to any other paying agent;


                                              14

                                   (e)  any tax, assessment or other governmental charge that would not have been imposed but for a holder's failure
                                        to comply with a request addressed to the holder or,
                                        if different, the beneficiary of the payment, to
                                        comply with certification, information or other
                                        reporting requirements concerning the nationality,
                                        residence or identity of the holder or beneficial
                                        owner of this Note, if such compliance is required by
                                        statute or by regulation of The Netherlands (or other
                                        relevant jurisdiction), or of any political
                                        subdivision or taxing authority thereof or therein, as
                                        a precondition to relief or exemption from such tax,
                                        assessment or other governmental charge; or

                                   (f)  any combination of items (a), (b), (c), (d) or (e);

                                   nor shall Additional Amounts be paid with respect to any
                                   payment on this Note to a holder who is a fiduciary or
                                   partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or other relevant jurisdiction),
                                   or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership
                                   or a beneficial owner who would not have been entitled to
                                   the Additional Amounts had such beneficiary, settlor,
                                   member or beneficial owner been the holder of this Note.

     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $20,000,000 (UNITED STATES DOLLARS TWENTY MILLION), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the

Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED: September 26, 2001                     ABN AMRO BANK N.V.



                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee



By:
   -------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Global Medium_Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of suchseries but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said

Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT -____________________ Custodian__________________________
                                (Minor)                          (Cust)

     Under Uniform Gifts to Minors Act__________________________________________
                                                          (State)

     Additional abbreviations may also be used though not in the above list.


                             --------------------








     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



----------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:__________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
____________ ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):____________________.


Dated:_____________________________     ________________________________________
                                        NOTICE: The signature on this Option
                                        to Elect Repayment must correspond
                                        with the name as written upon the face
                                        of the within instrument in every
                                        particular without alteration or
                                        enlargement.






                                      28